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                                                                EXHIBIT 99.11(b)

                               HALE AND DORR LLP
                                60 State Street
                                Boston, MA 02109



                                 July 15, 1997


Goldman Sachs Trust
4900 Sears Tower
Chicago, Illinois 60606

     Re:  Post-Effective Amendment No. 36 to Goldman Sachs Trust's  Registration
                                                                   -------------
Statement on Form N-1A; File Nos. 33-17619; 811-5349
----------------------------------------------------


Ladies and Gentlemen:

     As counsel to Goldman Sachs Trust (the "Company"), we have reviewed the above-captioned post-effective amendment to the Company's Registration Statement on Form N-1A for filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended, that said post-effective amendment does not, in our view, contain disclosures that would make it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

     We hereby consent to your filing this letter with the Securities and Exchange Commission together with the above-captioned post-effective amendment to the Company's Registration Statement on Form N-1A. Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

                                     Very truly yours,



                                     Hale and Dorr LLP